UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 1, 2007

ODYSSEY HEALTHCARE, INC.
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	000-33267 (Commission File Number)	43-1723043 (I.R.S. Employer Identification Number)

717 North Harwood Street, Suite 1500 Dallas, Texas (Address of principal executive offices)	75201 (Zip Code)
Registrant’s telephone number, including area code: (214) 922-9711
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items 1.02. Termination of a Material Definitive Agreement.
     The information provided below in the last two paragraphs of Item 5.02 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.02.
Item 5.02. Departure of Directors or Certain Officers, Election of Directors, Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.
     Effective January 1, 2007, Richard R. Burnham resigned as an officer of Odyssey HealthCare, Inc. (the “Company”) and its subsidiaries, except that Mr. Burnham will remain Chairman of the Board of Directors of the Company (the “Board”), a position he has occupied since co-founding the Company in 1995. As described in greater detail below, Mr. Burnham will also remain in the service of the Company as an at-will employee.
     In connection with Mr. Burnham’s resignation, Mr. Burnham and the Company have agreed to terminate the amended and restated employment agreement, dated as of February 28, 2002, by and between the Company and Mr. Burnham (the “Employment Agreement”), which governed Mr. Burnham’s employment with the Company from February 28, 2002, until Mr. Burnham’s resignation, effective as of January 1, 2007. The Employment Agreement has been terminated effective as of January 1, 2007.
     The Employment Agreement contained confidentiality provisions, as well as a covenant not to compete during the employment term and continuing for a period of time following Mr. Burnham’s termination. The parties have agreed that these provisions of the Employment Agreement regarding confidentiality, non-competition, and protection of certain proprietary items will survive the termination of the Employment Agreement and will continue in full force and effect during Mr. Burnham’s employment (and thereafter, as applicable). The parties have also agreed that Mr. Burnham will be an at will employee of the Company following his resignation and will be eligible to participate in the Company’s health plan and in such other plans, programs, and policies that are available to common law employees of the Company. In addition, during the time Mr. Burnham continues to serve as Chairman of the Board, he will be paid compensation commensurate with the compensation paid to non-employee directors of the Company, including an annual retainer fee, and will receive an additional fee for serving as Chairman of the Board, which amounts will be recommended by the compensation committee and approved by the Board for each year.
Item 9.01 Financial Statements and Exhibits.
(c)	Exhibits.

10.1	Agreement, by and among Odyssey HealthCare, Inc. and Richard R. Burnham, effective as of January 1, 2007.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ODYSSEY HEALTHCARE, INC.
Date: January 5, 2007	By:	/s/ R. Dirk Allison
R. Dirk Allison
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Exhibit Title

10.1	Agreement, by and among Odyssey HealthCare, Inc. and Richard R. Burnham, effective as of January 1, 2007.